CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our reports dated February 18, 1994 appearing on pages 38 and 51 in Coca-Cola Bottling Co. Consolidated's Annual Report on Form 10-K for the year ended January 2, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.

(Signature of Price Waterhouse)
PRICE WATERHOUSE

Charlotte, North Carolina
July 19, 1994